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                                                                    EXHIBIT 99.1

NEWS RELEASE

BROADCOM BUSINESS MEDIA CONTACTS      BROADCOM FINANCIAL ANALYST CONTACT
Bill Blanning or Eileen Algaze        William J. Ruehle
Corporate Communications Dept.        Vice President and Chief Financial Officer
949-450-8700                          949-450-8700
blanning@broadcom.com                 billr@broadcom.com
ealgaze@broadcom.com

BROADCOM TRADE MEDIA CONTACT
Laura Brandlin
Director, Marketing Communications
949-450-8700
lbrandlin@broadcom.com

ALLAYER COMMUNICATIONS CONTACT
Mohan Maheswaran
Vice President of Marketing
408-570-0888 x116
mohan@allayer.com


                   BROADCOM TO ACQUIRE ALLAYER COMMUNICATIONS,
              LEADING DEVELOPER OF 10-GIGABIT SWITCHING TECHNOLOGY

   Allayer's Technology Relieves Bandwidth Bottlenecks within the Backbone of Enterprise and Metropolitan Area Networks with 10x Performance Improvement

IRVINE and SAN JOSE, Calif. - October 17, 2000 - Broadcom Corporation (Nasdaq:
BRCM), the leading provider of integrated circuits enabling broadband communications, today announced that it has signed a definitive agreement to acquire Allayer Communications, a leading developer of high-performance enterprise and optical networking communications chips, based in San Jose. In adding Allayer's switch processor expertise to its product portfolio, Broadcom continues to build its leadership in the delivery of broadband solutions for networking services spanning local, metropolitan and wide area networks.

Broadcom's products and technology have paved the way for establishing Gigabit-per-second connections to every corporate desktop and multi-megabit-per-second connections to every residence. As end users enjoy the 10-fold increase in bandwidth available at the network edge, performance bottlenecks are now shifting to optical networks in the corporate and metropolitan backbone. Combining Allayer's 10-Gigabit-per-second (Gbps) switch processor technology with Broadcom's Ethernet and Synchronous Optical Network (SONET) physical layer and Serializer/Deserializer (SerDes) technologies enables a cost-effective solution to these bottlenecks.

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Broadcom has undertaken a strategic initiative to provide end-to-end IC solutions that increase the performance, intelligence and cost-effectiveness of broadband communication networks worldwide. High-bandwidth switching technology enables the aggregation of high-speed Internet traffic from the customer premise enterprise network into the central office switching facilities in Metropolitan Area Networks (MANs) and Wide Area Networks (WANs). Allayer's technology enables this aggregation with a corresponding 10-times improvement in speed.

During the past year, Allayer has refocused its activities from the LAN switching area to WAN switching products and technology, and has achieved key design wins and strategic relationships with a number of the major enterprise and optical infrastructure suppliers, as well as with many emerging high-growth, optical networking startups. Broadcom's strategic relationships with the leading network equipment vendors will enable Allayer's product portfolio to be rapidly deployed into this marketplace.

Just as Ethernet and the Internet Protocol (IP) dominate the Local Area Network
(LAN), the trend is for greater numbers of cost-effective, packet-switched IP networks to be established toward the networking core. Broadcom, the leader in supplying innovative Ethernet and IP integrated circuit (IC) solutions to the LAN, is in a unique position to leverage this packet-based expertise and provide optimum solutions for both enterprise IP networks and the MAN/WAN fiber backbone. Allayer's switch technology supports both 1 Gigabit and 10 Gigabit-per-second Ethernet speeds, and serves as the intersection between access (IP-based) networks and transport (SONET) networks.

"Broadcom is committed to solving bandwidth bottlenecks wherever they occur in the network," said Dr. Henry T. Nicholas III, President and CEO of Broadcom. "Our products are enabling broadband connections for corporate and home users worldwide, and as a result the bottlenecks are now shifting toward the network core. With the addition of Allayer's 10-Gigabit switch technology, Broadcom now provides customers a broader range of products to alleviate the congestion at the LAN and WAN edge."

"The combined capabilities and resources of Allayer and Broadcom will bring highly integrated system solutions to the optical communications marketplace," said Dr. Cheng-chung Shih, President and CEO of Allayer Communications. "Broadcom's market presence and proven ability to deliver innovative, cost-effective silicon solutions and Allayer's synergistic intellectual property and talented engineering pool together promise to speed up the timetable for delivering complete solutions for MAN and WAN networks. This acquisition opens a tremendous number of new opportunities to us and we are quite excited at the prospects for success."

In a report issued in August 2000, CIBC World Markets Inc. noted that Gigabit Ethernet would naturally migrate into the local loop, unleashing capacity and enabling broader enhanced services. According to the CIBC study, Ethernet has already exhibited exceptional price/performance characteristics in enterprise networks and is the dominant protocol there; as data-centric companies push more data traffic into the local loop, it is expected that Ethernet will follow.


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With its acquisition of Allayer and the recent acquisitions of NewPort
Communications (WAN physical layer/transceiver technology) and Silicon Spice (gateway and carrier access chip sets), Broadcom is rapidly widening its product portfolio for next-generation WAN systems. In addition, Allayer's intelligent switching processor technology is very complementary to the Broadcom(R) Content Aware(TM) packet classification technology deployed in LANs with Broadcom's StrataSwitch(TM) architecture. The combination of these technologies will enable the seamless delivery of high-bandwidth, Quality of Service (QoS)-sensitive network traffic between the enterprise desktop and the Internet, extending from the LAN out to the MAN and WAN.

In connection with the acquisition, Broadcom will issue in aggregate about 1.23 million shares of its Class A Common Stock in exchange for all outstanding shares of Allayer's Preferred and Common Stock and upon exercise of outstanding employee stock options and other rights of Allayer Communications. If certain performance goals are satisfied, Broadcom will issue up to an additional 300,000 shares of its Class A Common Stock to the stockholders and option holders of Allayer. The merger transaction is expected to close within 60 days and will be accounted for under the purchase method of accounting. The boards of directors of both companies have approved the merger, which awaits approval by Allayer's shareholders and the satisfaction of regulatory requirements and other customary closing conditions. Broadcom expects to record a one-time charge for purchased in-process research and development expenses related to the acquisition in its fourth fiscal quarter, ending December 31.

ABOUT ALLAYER

Allayer Communications is a leading producer of high bandwidth network ICs for the enterprise and optical network. The company develops scalable network architectures and mixed-signal switching and routing ICs for the Gigabit/Fast Ethernet and optical network markets. The corporate name -- pronounced "All-layer" -- represents the company's long-range intention to provide silicon solutions for all levels of the OSI networking model. Founded in 1997, Allayer's corporate headquarters are in San Jose. For more information please contact Allayer at 408-570-0888, or visit the corporate website at www.allayer.com.

ABOUT BROADCOM

Broadcom Corporation is the leading provider of highly integrated silicon solutions that enable broadband digital transmission of voice, video, and data. Using proprietary technologies and advanced design methodologies, the company designs, develops and supplies integrated circuits for a number of the most significant broadband communications markets, including the markets for cable set-top boxes, cable modems, high-speed local, metropolitan and wide area networks, home networking, Voice over Internet Protocol (VoIP), carrier access, residential broadband gateways, direct broadcast satellite and terrestrial digital broadcast, optical networking, digital subscriber lines (xDSL) and wireless communications. Broadcom is headquartered in Irvine, Calif., and may be contacted at 949-450-8700 or at www.broadcom.com.


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SAFE HARBOR STATEMENT OF BROADCOM CORPORATION UNDER THE PRIVATE SECURITIES
LITIGATION REFORM ACT OF 1995:

This release may contain forward-looking statements based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "will" and variations of these words or similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference for Broadcom in connection with the acquisition of Allayer Communications include, but are not limited to, the risks inherent in acquisitions of technologies and businesses, including the timing and successful completion of technology and product development through volume production, integration issues, costs and unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, potential contractual, intellectual property or employment issues, accounting treatment and charges, and the risks that the acquisition cannot be completed successfully or that anticipated benefits are not realized; the rate at which present and future customers and end-users adopt Broadcom's and Allayer's technologies and products in the markets for optical communications integrated circuits; delays in the adoption and acceptance of industry standards in the foregoing markets; the timing of customer-industry qualification and certification of our products and the risks of non-qualification or non-certification; the timing, rescheduling or cancellation of significant customer orders; the loss of a key customer; the volume of our product sales and pricing concessions on volume sales; silicon wafer pricing and the availability of foundry and assembly capacity and raw materials; the qualification, availability and pricing of competing products and technologies and the resulting effects on sales and pricing of our products; intellectual property disputes and customer indemnification claims; fluctuations in the manufacturing yields of our third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products; our ability to specify, develop or acquire, complete, introduce, market and transition to volume production new products and technologies in a timely manner; the effects of new and emerging technologies; the effectiveness of our product cost reduction efforts; the risks of producing products with new suppliers and at new fabrication and assembly facilities; problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration; the risks and uncertainties associated with our international operations; our ability to retain and hire key executives, technical personnel and other employees in the numbers, with the capabilities, and at the compensation levels needed to implement our business and product plans; changes in our product or customer mix; the quality of our products and any remediation costs; the effects of natural disasters and other events beyond our control; the level of orders received that can be shipped in a fiscal quarter; potential business disruptions, claims, expenses and other difficulties resulting from residual "Year 2000" problems in computer-based systems used by us, our suppliers or our customers; general economic conditions and specific conditions in the markets we address; and other factors.


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Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form
10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other Securities and Exchange Commission filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Broadcom(R), StrataSwitch(TM), Content Aware(TM) and the pulse logo are trademarks of Broadcom Corporation and/or its affiliates in the United States and certain other countries. Allayer Communications is a trademark of Allayer Communications in the United States and certain other countries. All other trademarks mentioned are the property of their respective owners.



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